Exhibit 99.1

Cornerstone OnDemand Announces First Quarter 2020 Financial Results

SANTA MONICA, Calif. – May 11, 2020 – People development solution provider Cornerstone OnDemand, Inc. (NASDAQ: CSOD) today announced results1 for its first quarter ended March 31, 2020. The Company has provided supplemental financial information located on its Investor Relations website, including an accompanying featured presentation, at http://investors.cornerstoneondemand.com. Today, the Company also announced certain leadership changes.

First Quarter 2020 Results:

•

Revenue for the first quarter of 2020 was $150.1 million compared to a guided range of $147.0 million to $150.0 million. This represents a 7.2% increase compared to the same period of the prior year. Revenue growth on a constant currency basis was 7.8%.

•

Subscription revenue for the first quarter of 2020 was $144.4 million compared to a guided range of $143.0 million to $145.0 million. This represents a 10.0% increase compared to the same period of the prior year. Subscription revenue growth on a constant currency basis was 10.7%.

•	Operating loss for the first quarter of 2020 was $2.7 million, yielding a margin of (1.8)%, compared to operating income of $1.2 million and margin of 0.9% in the same period of the prior year.

•	Non-GAAP operating income for the first quarter of 2020 was $24.9 million, yielding a margin of 16.6%, compared to $19.6 million and margin of 14.0% in the same period of the prior year.

•	Net loss for the first quarter of 2020 was $13.8 million, or $(0.22) diluted net income per share, compared to $3.5 million and $(0.06) diluted net loss per share in the same period of the prior year.

•

Non-GAAP net income for the first quarter of 2020 was $15.0 million, or a $0.23 diluted net income per share, compared to $15.9 million and $0.25 diluted net income per share in the same period of the prior year.

•	Unlevered free cash flow for the first quarter of 2020 was $6.3 million, yielding a margin of 4.2%, compared to $4.3 million, yielding a margin of 3.1%, in the same period of the prior year.

“Our combination with Saba is a significant milestone for Cornerstone and, more importantly, for our expanded community of clients around the world. With our shared passion for people development and our combined depth of expertise, we expect to accelerate product innovation and help tens of millions of people develop new skills to navigate the future,” said Adam Miller, founder and Chief Executive Officer of Cornerstone. “Although we are definitely not immune to the impact of COVID-19, we believe that our combined scale with approximately 7,000 customers and over 75 million users, along with the significant cash flow generation capabilities that our synergistic model provides, will enable us to drive meaningful shareholder value over time.”

Recent Highlights:

•	In response to the Coronavirus pandemic, the Company created “Cornerstone Cares”, a free public learning portal with playlists for COVID-19 Health and Safety, Stress Management, and Work From Home.

•

On April 22, 2020, the Company finalized its acquisition of Saba Software, Inc., a global leader in talent experience solutions, for an aggregate purchase price of approximately $1.295 billion, consisting of $1.262 billion in cash and 1,110,352 shares of common stock of the Company.

“Our first quarter was progressing well until the COVID-19 pandemic headwinds began to slow new sales at the end of March. To offset the impact of these headwinds, we have been able to augment and accelerate the synergies from the Saba acquisition as our integration progresses ahead of plan. We now expect to realize $50 million in run-rate synergies as we exit 2020, as compared to our prior guidance of $35 million over twenty-four months,” said Brian Swartz, Cornerstone’s Chief Financial Officer. “We have also spent considerable time analyzing our liquidity position under various scenarios given the current state of global economic uncertainty, and even under extreme scenarios, such as assuming no new sales through the end of 2021, we still expect to increase our cash balances through the end of 2021. This gives us a high level of confidence in our ability to weather this storm.”

[1]

Financial measures presented on a constant currency basis, non-GAAP operating income, non-GAAP operating income margin, non-GAAP net income, non-GAAP diluted net income per share, unlevered free cash flow, and unlevered free cash flow margin are non-GAAP financial measures. Please see the discussion in the section titled “Non-GAAP Financial Measures” and the reconciliations of each non-GAAP financial measure to its most comparable GAAP financial measure at the end of this press release.

Quarterly Conference Call

Cornerstone will host a conference call to discuss its first quarter 2020 results at 2:00 p.m. PT (5:00 p.m. ET) today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the Company’s Investor Relations website at http://investors.cornerstoneondemand.com. The live call can be accessed by dialing (877) 445-4619 (US) or (484) 653-6763 (outside the US) and referencing passcode: 4879143. A replay of the call will also be available at http://investors.cornerstoneondemand.com/investors/news-and-events/events/default.aspx or via telephone until 6:00 p.m. PT (9:00 p.m. ET) on May 14, 2020 by dialing (855) 859-2056 (US) or (404) 537-3406 (outside the US), and referencing passcode: 4879143.

Featured Presentation

An accompanying featured presentation will be available at https://investors.cornerstoneondemand.com/investors/overview/default.aspx.

About Cornerstone

Cornerstone is a premier global people development company. We believe people can achieve anything when they have the right development and growth opportunities. We offer organizations the technology, content, expertise, and specialized focus to help them realize the potential of their people. Featuring comprehensive recruiting, personalized learning, modern training content, development-driven performance management, and holistic employee data management and insights, Cornerstone’s people development solutions are used by approximately 7,000 customers of all sizes, spanning more than 75 million users across over 180 countries and more than 50 languages. Learn more at www.cornerstoneondemand.com.

Note: Cornerstone® and Cornerstone OnDemand® are registered trademarks of Cornerstone OnDemand, Inc.

Forward-looking Statements

This press release and the quarterly conference call referenced above contain forward-looking statements, including, but not limited to, statements regarding the expected performance of our business, our future financial and operating performance, including our GAAP and non-GAAP guidance, strategy, long-term growth and overall future prospects, the demand for our offerings, our competitive position, general business conditions, the integration of Saba into our business, anticipated synergies from our acquisition of Saba, and our expectations regarding certain financial measures including subscription revenue, capital expenditures, unlevered free cash flow, recurring revenue growth and operating margins. Any forward-looking statements contained in this press release or the quarterly conference call are based upon our historical performance and our current plans, estimates, and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent our expectations as of the date of this press release. Subsequent events may cause these expectations to change, and we disclaim any obligation to update the forward-looking statements in the future, except as required by law. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from our current expectations. Important factors that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, our ability to attract new customers; the extent to which customers renew their subscriptions for our solutions; the timing of when consulting services are delivered to new and existing customers by our services organization and implementation subcontractors; the complexity of deployments and product implementations, which can impact the timing of when revenue is recognized from new and existing customers; allowing our implementation subcontractors to contract directly with customers for implementation services; our shift to focusing on recurring revenue streams; our ability to compete as the learning and people development provider for organizations of all sizes; changes in the proportion of our customer base that is comprised of enterprise or mid-sized organizations; our ability to manage our growth, including additional headcount and entry into new geographies; our ability to expand our enterprise and mid-market sales opportunities; our ability to maintain stable and consistent quota attainment rates; continued strong demand for learning and people development in Europe, the Middle East, Africa, Asia-Pacific, and Japan; the timing and success of efforts to increase operational efficiency and cost containment; the timing and success of solutions offered by our competitors; unpredictable macro-economic conditions; the impact of foreign exchange rates; reductions in information technology spending; the success of our new product and service introductions; a disruption in our hosting network infrastructure; problems caused by security breaches; costs and reputational harm that could result from defects in our solutions; the success of our strategic relationships with third parties; the loss of any of our key employees and our ability to locate qualified replacements; failure to protect our intellectual property; acts of terrorism or other vandalism, war, natural disasters, or the ongoing COVID-19 pandemic; changes in current tax or accounting rules; legal or political changes in local or foreign jurisdictions that decrease demand for, or restrict our ability to sell or provide, our products; the failure to achieve expected synergies and efficiencies of operations between the Company and Saba; the ability of the Company and Saba to successfully integrate their respective market opportunities, technology, products, personnel and operations; and unanticipated costs or liabilities related to businesses that we acquire. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in the reports we have filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Non-GAAP Financial Measures and Other Key Metrics

To supplement its consolidated financial statements, which are prepared and presented in accordance with US generally accepted accounting principles, or GAAP, the Company has provided in this press release and the quarterly conference call held on the date hereof certain non-GAAP financial measures and other key metrics. These non-GAAP financial measures include:

(i)	non-GAAP cost of revenue, which is defined as cost of revenue less amortization of intangible assets and stock-based compensation;

(ii)	annual recurring revenue, which is defined as the annualized recurring value of all active contracts at the end of a reporting period;

(iii)	unlevered free cash flow, which is defined as net cash provided by operating activities minus capital expenditures and capitalized software costs plus cash paid for interest;

(iv)	unlevered free cash flow margin, which is defined as unlevered free cash flow divided by revenue;

(v)

non-GAAP net income and non-GAAP diluted net income per share, which exclude, for the periods in which they are presented, stock-based compensation, amortization of intangible assets, accretion of debt discount and amortization of debt issuance costs, unrealized fair value adjustment on strategic investments, restructuring costs, acquisition-related costs, and excludes the impacts of unamortized stock-based compensation expense in applying the treasury method for determining the non-GAAP weighted average number of dilutive shares outstanding;

(vi)	non-GAAP gross profit and non-GAAP gross margin, which exclude stock-based compensation and amortization of intangible assets reflected in cost of revenue;

(vii)

non-GAAP operating income and non-GAAP operating income margin, which are defined as income or loss from operations excluding stock-based compensation, amortization of intangible assets, restructuring costs, and acquisition-related costs;

(viii)	non-GAAP operating expenses, which exclude stock-based compensation, amortization of intangible assets, restructuring costs, and acquisition-related costs; and

(ix)

non-GAAP sales and marketing expense, non-GAAP research and development expense, and non-GAAP general and administrative expense, each of which excludes stock-based compensation attributable to the corresponding GAAP financial measures.

The Company’s management uses these non-GAAP financial measures and other key metrics internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating the Company’s ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures and key metrics to help investors understand the operational performance of their businesses. In addition, the Company believes that the following non-GAAP adjustments are useful to management and investors for the following reasons:

•

Stock-based compensation. The Company excludes stock-based compensation expense because it is non-cash in nature, and management believes that its exclusion provides additional insight into the Company’s operational performance and also provides a useful comparison of the Company’s operating results to prior periods and its peer companies. Additionally, determining the fair value of certain stock-based awards involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of such awards.

•

Amortization of intangible assets. The Company excludes amortization of acquired intangible assets because the expense is a non-cash item and management believes that its exclusion provides meaningful supplemental information regarding the Company’s operational performance and allows for a useful comparison of its operating results to prior periods and its peer companies.

•

Accretion of debt discount and amortization of debt issuance costs. The Company recognizes the effective interest expense on its senior convertible notes and amortizes the issuance costs over the term of the notes. The difference between the effective interest expense and the contractual interest expense and the amortization expense of issuance costs are excluded from management’s assessment of the Company’s operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. In addition, the exclusion of these items provides a useful comparison of the Company’s operating results to prior periods and its peer companies.

•

Fair value adjustment on strategic investments. The Company views the increase or decrease in the fair value of its strategic investments as not indicative of operational performance during any particular period and believes that the exclusion of these gains or losses provides investors with a supplemental view of the Company’s operational performance.

•

Acquisition-related costs. The Company excludes costs related to acquisitions because the expenses are discrete to specific acquisitions and are not necessarily indicative of its continuing operations. The Company believes that the exclusion of these costs provides investors with a supplemental view of the Company’s operational performance.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies. For the periods presented, reconciliations of the non-GAAP financial measures to their most directly comparable GAAP measures have been provided in the tables included as part of this press release.

Cornerstone OnDemand, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$456,154	$215,907
Short-term investments	—	201,579
Accounts receivable, net	94,200	131,105
Deferred commissions, current portion	33,470	33,215
Prepaid expenses and other current assets	33,789	30,512

Total current assets	617,613	612,318
Capitalized software development costs, net	50,169	50,023
Property and equipment, net	33,581	36,526
Operating right-of-use assets	70,908	72,944
Deferred commissions, net of current portion	70,919	74,563
Long-term investments	9,715	60,192
Intangible assets, net	18,251	9,440
Goodwill	56,282	47,453
Other assets	3,947	2,642

Total assets	$931,385	$966,101

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,511	$3,803
Accrued expenses	59,247	78,075
Deferred revenue, current portion	300,068	339,522
Operating lease liabilities, current portion	8,769	7,235
Other liabilities	10,511	11,015

Total current liabilities	383,106	439,650
Convertible notes, net	294,264	293,174
Deferred revenue, net of current portion	6,850	6,945
Operating lease liabilities, net of current portion	64,252	67,195
Other liabilities, non-current	1,655	655

Total liabilities	750,127	807,619
Stockholders’ equity:
Common stock	6	6
Additional paid-in capital	716,158	682,717
Accumulated deficit	(538,455)	(524,680)
Accumulated other comprehensive income	3,549	439

Total stockholders’ equity	181,258	158,482

Total liabilities and stockholders’ equity	$931,385	$966,101

Cornerstone OnDemand, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2020	2019
Revenue	$150,136	$140,117
Cost of revenue [1,2]	41,924	33,695

Gross profit	108,212	106,422
Operating expenses:
Sales and marketing [1,2]	55,330	54,505
Research and development [1]	24,085	27,746
General and administrative [1]	24,725	22,940
Acquisition-related costs	6,811	—

Total operating expenses	110,951	105,191

(Loss) income from operations	(2,739)	1,231
Other income (expense):
Interest income	1,728	1,990
Interest expense	(5,501)	(5,366)
Other, net	(7,092)	(597)

Other expense, net	(10,865)	(3,973)

Loss before income tax provision	(13,604)	(2,742)
Income tax provision	(171)	(722)

Net loss	$(13,775)	$(3,464)

Net loss per share, basic and diluted	$(0.22)	$(0.06)

Weighted average common shares outstanding, basic and diluted	61,631	59,141

[1]	Includes stock-based compensation as follows:

	Three Months Ended March 31,
	2020	2019
Cost of revenue	$2,701	$1,136
Sales and marketing	8,584	6,047
Research and development	4,800	4,196
General and administrative	7,085	5,666

Total	$23,170	$17,045

[2]	Includes amortization of intangible assets as follows:

	Three Months Ended March 31,
	2020	2019
Cost of revenue	$1,663	$1,286
Sales and marketing	83	—

Total	$1,746	$1,286

Cornerstone OnDemand, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities
Net loss	$(13,775)	$(3,464)
Adjustments to reconcile net loss to net cash provided by operating activities:

Depreciation and amortization	11,964	10,858
Accretion of debt discount and amortization of debt issuance costs	1,090	1,027
Amortization (accretion) of purchased investment premium or discount, net	41	(216)
Net foreign currency and other loss	5,585	294
Stock-based compensation expense	23,170	17,045
Changes in operating assets and liabilities:
Accounts receivable	35,516	32,955
Deferred commissions	582	(4,274)
Prepaid expenses and other assets	(6,550)	3,641
Accounts payable	523	(2,781)
Accrued expenses	(18,079)	(23,287)
Deferred revenue	(35,557)	(23,959)
Other liabilities	1,478	(545)

Net cash provided by operating activities	5,988	7,294

Cash flows from investing activities
Purchases of marketable investments	(20,419)	—
Maturities and sales of investments	272,173	170,679
Capital expenditures	(971)	(4,243)
Capitalized software costs	(7,389)	(7,399)
Cash paid for acquisition, net of cash acquired	(18,639)	—

Net cash provided by investing activities	224,755	159,037

Cash flows from financing activities
Proceeds from employee stock plans	10,130	6,840

Net cash provided by financing activities	10,130	6,840

Effect of exchange rate changes on cash and cash equivalents	(626)	248

Net increase in cash and cash equivalents	240,247	173,419
Cash and cash equivalents at beginning of period	215,907	183,596

Cash and cash equivalents at end of period	$456,154	$357,015

Supplemental cash flow data
Cash paid for interest	$8,625	$8,685
Cash paid for income taxes	955	390
Non-cash investing and financing activities:
Assets acquired under capital leases and other financing arrangements	$—	$485
Capitalized assets financed by accounts payable and accrued expenses	176	1,789
Capitalized stock-based compensation	2,190	752

Cornerstone OnDemand, Inc.

RECONCILIATIONS OF COST OF REVENUE TO NON-GAAP COST OF REVENUE, GROSS PROFIT AND GROSS MARGIN TO NON-GAAP GROSS PROFIT AND NON-GAAP GROSS MARGIN, (LOSS) INCOME FROM OPERATIONS TO NON-GAAP OPERATING INCOME, AND OPERATING MARGIN TO NON-GAAP OPERATING INCOME MARGIN

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2020	2019
Reconciliation of cost of revenue, gross profit, and gross margin:
Revenue	$150,136	$140,117
Cost of revenue	41,924	33,695

Gross profit	$108,212	$106,422

Gross margin	72.1%	76.0%

Cost of revenue	$41,924	$33,695
Adjustments to cost of revenue:
Stock-based compensation	(2,138)	(1,136)
Amortization of intangible assets	(1,663)	(1,286)

Total adjustments to cost of revenue	(3,801)	(2,422)

Non-GAAP cost of revenue	38,123	31,273

Non-GAAP gross profit	$112,013	$108,844

Non-GAAP gross margin	74.6%	77.7%

Reconciliation of (loss) income from operations and operating margin:
(Loss) income from operations	$(2,739)	$1,231
Operating margin	(1.8)%	0.9%
Adjustments to loss from operations:
Stock-based compensation[1]	19,109	17,045
Amortization of intangible assets	1,746	1,286
Acquisition-related costs[2]	6,811	—

Total adjustments to (loss) income from operations	27,666	18,331

Non-GAAP operating income	$24,927	$19,562

Non-GAAP operating income margin	16.6%	14.0%

1

The difference between stock-based compensation presented above and stock-based compensation as reported in the consolidated statement of operations for the three months ended March 31, 2020, represents an amount accrued for cash bonuses as of December 31, 2019, which was settled in equity during the first quarter of 2020.

Three Months Ended March 31,
2020
Cost of revenue	$2,138
Sales and marketing	7,674
Research and development	3,386
General and administrative	5,911

Total	$19,109

2	Costs related to the acquisitions of Clustree SAS and Saba Software, Inc.

Cornerstone OnDemand, Inc.

RECONCILIATIONS OF NET LOSS TO NON-GAAP NET INCOME AND NON-GAAP NET INCOME PER SHARE

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2020	2019
Net loss	$(13,775)	$(3,464)
Adjustments to net loss
Stock-based compensation[1]	19,109	17,045
Amortization of intangible assets	1,746	1,286
Acquisition-related costs[2]	6,811	—
Accretion of debt discount and amortization of debt issuance costs[3]	1,090	1,026

Total adjustments to net loss	$28,756	$19,357

Non-GAAP net income	$14,981	$15,893

Non-GAAP basic net income per share	$0.24	$0.27
Non-GAAP diluted net income per share	$0.23	$0.25
Weighted-average common shares outstanding, basic	61,631	59,141
Non-GAAP weighted-average common shares outstanding, diluted	66,188	64,750

[1]

The difference between stock-based compensation presented above and stock-based compensation as reported in the consolidated statement of operations for the three months ended March 31, 2020, represents an amount accrued for cash bonuses as of December 31, 2019, which was settled in equity during the first quarter of 2020.

[2]	Costs related to the acquisitions of Clustree SAS and Saba Software, Inc.
[3]

Debt discount accretion and debt issuance cost amortization has been recorded in connection with our issuance of $300.0 million in convertible notes on December 8, 2017. These expenses represent non-cash charges that have been recorded in accordance with the authoritative accounting literature for such transactions.

Cornerstone OnDemand, Inc.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO UNLEVERED FREE CASH FLOW AND UNLEVERED FREE CASH FLOW MARGIN

(A Non-GAAP Financial Measure)

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2020	2019
Reconciliation of unlevered free cash flow:
Net cash provided by operating activities	$5,988	$7,294
Capital expenditures	(971)	(4,243)
Capitalized software costs	(7,389)	(7,399)
Cash paid for interest	8,625	8,685

Unlevered free cash flow	$6,253	$4,337

Unlevered free cash flow margin	4.2%	3.1%

Cornerstone OnDemand, Inc.

TRENDED OPERATIONAL & FINANCIAL HIGHLIGHTS

(unaudited)

The following metrics are intended as a supplement to the financial statements found in this press release and other information furnished or filed with the SEC. In the event of discrepancies between amounts in these tables and the Company’s historical disclosures or financial statements, readers should rely on the Company’s filings with the SEC and financial statements in the Company’s most recent earnings press release.

The Company intends to periodically review and refine the definition, methodology and appropriateness of each of these supplemental metrics. As a result, metrics are subject to removal and/or change, and such changes could be material.

	FY 2019				FY 2020
	Q1’19	Q2’19	Q3’19	Q4’19	Q1’20	FY17	FY18	FY19
SELECTED METRICS:
Number of customers[1]	3,567	3,604	3,645	3,698	3,693	3,250	3,535	3,698
% y/y	8.8%	7.2%	6.3%	4.6%	3.5%	11.4%	8.8%	4.6%
% q/q	0.9%	1.0%	1.1%	1.5%	(0.1)%	n/a	n/a	n/a
Number of employees	2,017	2,034	1,986	1,993	1,975	1,891	1,953	1,993
% y/y	10.3%	9.9%	5.0%	2.0%	(2.1)%	3.7%	3.3%	2.0%
% q/q	3.3%	0.8%	(2.4)%	0.4%	(0.9)%	n/a	n/a	n/a
Annual dollar retention rate	n/a	n/a	n/a	n/a	n/a	93.5%	92.8%	90.3%
Annual recurring revenue (in thousands)	n/a	n/a	n/a	n/a	n/a	439,000	510,000	575,000
Net cash provided by operating activities (in thousands)	7,294	21,183	24,478	62,594	5,988	67,510	90,253	115,549
Unlevered free cash flow (in thousands)	4,337	9,470	21,682	54,714	6,253	43,680	63,471	90,203
Unlevered free cash flow margin	3.1%	6.7%	15.0%	36.6%	4.2%	9.1%	11.8%	15.6%
FINANCIAL DATA (in thousands, except percentages):
Revenue	140,117	141,860	144,952	149,594	150,136	—	537,891	576,523
Subscription revenue	131,256	132,562	137,446	141,704	144,421	—	473,052	542,968
% y/y growth	16.0%	15.5%	15.7%	12.2%	10.0%	—	—	14.8%
% y/y growth constant currency	18.2%	17.3%	17.2%	12.4%	10.7%	—	—	16.2%
Subscription revenue % of total revenue	93.7%	93.4%	94.8%	94.7%	96.2%	—	87.9%	94.2%
Income (loss) from operations	1,231	(3,594)	3,713	10,583	(2,739)	—	(7,769)	11,933
MARGIN DATA:
Gross margin	76.0%	71.7%	74.4%	74.5%	72.1%	—	73.2%	74.1%
Sales and marketing % of revenue	38.9%	41.4%	39.9%	37.9%	36.9%	—	41.8%	39.5%
Research and development % of revenue	19.8%	17.2%	17.7%	15.6%	16.0%	—	14.3%	17.5%
General and administrative % of revenue	16.4%	15.7%	14.2%	13.9%	16.5%	—	16.7%	15.0%
Acquisition-related costs % of revenue	—	—	—	—	4.5%	—	0.2%	—
Restructuring % of revenue	—	—	—	—	—	—	1.7%	—
Operating margin	0.9%	(2.5)%	2.6%	7.1%	(1.8)%	—	(1.4)%	2.1%
NON-GAAP MARGIN DATA:
Non-GAAP gross margin	77.7%	73.7%	76.3%	76.3%	74.6%	—	74.1%	76.0%
Non-GAAP sales and marketing % of revenue	34.6%	36.6%	34.4%	33.2%	31.7%	—	37.2%	34.7%
Non-GAAP research and development % of revenue	16.8%	14.1%	14.8%	13.5%	13.8%	—	12.1%	14.8%
Non-GAAP general and administrative % of revenue	12.3%	11.3%	10.3%	10.6%	12.5%	—	13.2%	11.1%
Non-GAAP operating margin	14.0%	11.7%	16.7%	18.9%	16.6%	—	11.8%	15.4%
Non-GAAP research and development plus capitalized software % of revenue	22.1%	18.8%	18.0%	17.4%	18.7%	—	16.8%	19.1%
FOREIGN EXCHANGE RATES:
GBP to USD average period rate	1.30	1.29	1.23	1.29	1.28	1.29	1.34	1.28
GBP to USD end of period spot rate	1.30	1.27	1.23	1.32	1.23	1.35	1.27	1.32
EUR to USD average period rate	1.14	1.12	1.11	1.11	1.10	1.14	1.18	1.12
EUR to USD end of period spot rate	1.12	1.14	1.09	1.12	1.10	1.20	1.14	1.12

[1]	Includes contracted customers of our enterprise people development platform and excludes customers and users of Cornerstone for Salesforce, PiiQ, Workpop Inc. and Grovo Learning, Inc.

Investor Relations Contact:

Jason Gold

Phone: +1 (310) 526-2531

jgold@csod.com

Media Contact:

Deaira Irons

Phone: +1 (310) 752-0164

dirons@csod.com